                                                                   EXHIBIT 4.11




                     SEVENTH AMENDMENT TO CREDIT AGREEMENT


                 THIS SEVENTH AMENDMENT (the "Amendment"), dated as of September 13, 1994, relates to that certain Credit Agreement dated as of October 8, 1992 and amended by the letter agreement dated April 29, 1993, the Amended and Restated Second Amendment dated as of August 20, 1993, the Third Amendment dated as of September 30, 1993 (the "Third Amendment") , the Fourth Amendment dated as of October 31, 1993 (the "Fourth Amendment"), the Fifth Amendment dated as of December 10, 1993 and the Sixth Amendment dated as of February 26, 1994 (as so amended, the "Credit Agreement"), among BROADWAY STORES, INC., a Delaware corporation previously known as Carter Hawley Hale Stores, Inc. (the "Borrower"), the financial institutions parties thereto (the "Lenders") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as agent (the "Agent") for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings ascribed to them therein.

                                R E C I T A L S

                 WHEREAS, on June 17, 1994, the Borrower filed with the Secretary of State of the State of Delaware an amendment to the Borrower's Amended and Restated Certificate of Incorporation changing the Borrower's name from Carter Hawley Hale Stores, Inc. to Broadway Stores, Inc.;

                 WHEREAS, the Receivables Borrower is proposing to issue at least $64,000,000 in stated principal amount of subordinated credit card notes and, in conjunction therewith, is entering into certain amendments to the Accounts Receivable Facility; and

                 WHEREAS, in connection therewith and on the terms and conditions set forth herein, GE Capital, as Agent and as the Lender, has agreed to extend the date specified in clause (i) of the definition of Commitment Termination Date to October 8, 1996 and to amend the Credit Agreement further, as specified herein;

                 NOW, THEREFORE, in consideration of the foregoing premises (each of which is incorporated herein), the parties hereto agree as follows:

                 1. Amendments to the Credit Agreement. Upon the Effective Date (as defined herein), the Credit Agreement is hereby amended as follows:

                          1.1 Amendments to the Preamble. The preamble to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                          THIS CREDIT AGREEMENT, dated as of October 8, 1992,
                 among BROADWAY STORES, INC., a Delaware corporation whose name (prior to June 17, 1994) was Carter Hawley Hale Stores, Inc. (on and after the Plan Effective Date (as defined below), the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as agent (the "Agent") for the Lenders;

                          1.2 Amendments to Article 1. Article 1 of the Credit Agreement is hereby amended to:

                          (a)     add the following at the end of the
                 definition of "Accounts Receivable Facility":

                          After the Seventh Amendment Effective Date, the documents establishing the Accounts Receivable Facility shall also include the following documents (each dated as of September 13, 1994, unless otherwise indicated):

                                        (i)  Amendment No. 1 to Receivables
                                  Purchase Agreement between the Borrower and the Receivables Borrower;

                                        (ii)  Amendment No. 1 to
                                  Receivables-Backed Credit Agreement dated as of September 28, 1993 and Amendment No. 2 to Receivables-Backed Credit Agreement, in each case among the Receivables Borrower, the Receivables Lender and GE Capital, as Agent;

                                        (iii)  First Amendment to the Liquidity
                                  Agreement among the Receivables Lender,
                                  certain other lenders parties thereto and GE
                                  Capital, as Liquidity Agent;

                                        (iv)  Amended and Restated Assignment
                                  and Security Agreement among the Receivables
                                  Borrower, the Receivables Lender, Bankers
                                  Trust Company, as Trustee and as Cash
                                  Collateral Bank, and GE Capital; and

                                        (v)  First Amendment to Letter of
                                  Credit Reimbursement Agreement among the
                                  Receivables

                                  Borrower, the Receivables Lender, the
                                  financial institutions parties thereto and
                                  GE Capital.

                          (b)     add the following definition of "Applicable
                 Margin":

                                  "Applicable Margin" shall mean at any time
                          the per annum rate (expressed as a percentage) set forth below opposite the applicable Fixed Charge Coverage in effect at that time,provided, however, that in the event the Agent does not receive the certificate with respect to Fixed Charge Coverage for any Fiscal Month within the time required by Section 5.1(a), the Applicable Margin shall be 1.50% until the Applicable Margin can be redetermined (as provided herein) in accordance with a certificate with respect to Fixed Charge Coverage which is timely delivered under Section 5.1(a):

                                  Fixed Charge Coverage     Applicable Margin
                                  ---------------------     -----------------
                                  less than or equal to             1.50%
                                          1.25

                                  greater than 1.25 and             1.25%
                                  less than or equal to
                                          1.50

                                  greater than 1.50                 1.00%

                          The Applicable Margin shall be determined for each calendar month based on Fixed Charge Coverage as most recently reported to each Lender in accordance withSection 5.1(a), and the Applicable Margin so determined shall remain in effect for that calendar month.

                          (c) amend and restate the first sentence of the definition of "Borrowing Base" in its entirety to read as follows:

                                  "Borrowing Base" shall mean, at any time, the
                          lesser of (i) the Commitment or (ii) up to 50% (or, during the period from October 15 through December 15 during each calendar year, up to 55%) of Eligible Inventory (valued on a first-in, first-out basis, at the lower of cost or market), less such reserves as the Required Lenders may deem necessary from time to time.

                          (d) amend clause (i) of the definition of "Commitment Termination Date" to delete the reference to the date "October 31, 1995" therein and insert in lieu thereof the date "October 8, 1996".

                          (e)     add the following definitions of
                 "Consolidated Interest Expense" and "Fixed Charge Coverage":

                                  "Consolidated Interest Expense" shall mean
                          for any period total interest expense of the Borrower and its Subsidiaries, whether paid or accrued, for the period, including without limitation (to the extent included in interest expense) (i) the interest component of payments under Capital Leases, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, (iii) the fees payable under this Agreement and the Accounts Receivable Facility (other than capitalized fees the amortization of which is included in clause (iv) hereof), (iv) amortization of financing fees and expenses which have been capitalized, (v) amortization of discount premium (if any), (vi) the interest component of any deferred payment obligation, (vii) net costs (less net benefits) under interest rate protection agreements and (viii) all other cash or non-cash interest expenses, in each case as determined in conformity with GAAP.

                                  "Fixed Charge Coverage" shall mean for the
                          period of twelve consecutive Fiscal Months ending on the date of determination the ratio of (a) the sum of
                          (i) Consolidated EBITDA for that periodless (ii) consolidated Capital Expenditures of the Borrower and its Subsidiaries for that period over (b) the sum of
                          (i) Consolidated Interest Expense for the Borrower and its Subsidiaries for that period,plus (ii) principal payments paid or payable during that period on all Indebtedness (determined on a consolidated basis) of the Borrower and its Subsidiaries, including without limitation Capital Lease Obligations and mortgage payments, but excluding payments with respect to current liabilities arising in the ordinary course of business for the deferred purchase price of property or servicesplus (iii) cash payments actually paid during that period with respect to consolidated tax liabilities of the Borrower and its Subsidiaries.

                          (f) amend the definition of "Letter of Credit Obligations" by inserting the following parenthetical phrase immediately following the words "outstanding obligations" therein:

                          (including without limitation fundings under Letters of Credit for which the Borrower has not reimbursed GE Capital, either through a Borrowing, to the extent permitted bySection 2.1(a), or through payment in accordance with Section 2.7).

                          (g) amend the definition of "Obligations" by deleting the parenthetical phrase "(whether or not such amounts or duties are contingent, liquidated or determinable)" therein and inserting in lieu thereof the following:

                          (whether or not such amounts or duties are contingent, liquidated, determinable, secured or unsecured and whether or not such amounts or duties are discharged, stayed or otherwise affected by any proceeding referred to in Section 9.1(h) or 9.1(i))

                          (h)     amend and restate the definition of
                 "Receivables Borrower" in its entirety to read as follows:

                                  "Receivables Borrower" shall mean Broadway
                          Receivables, Inc., a Delaware corporation formerly known as CHH Receivables, Inc.

                          (i) add the following definitions of "Seventh Amendment Effective Date" and "Subordinated Credit Card Note Documents":

                                  "Seventh Amendment Effective Date" shall mean
                          September 13, 1994, which is the Effective Date, as defined in the Seventh Amendment to this Agreement dated as of September 13, 1994.

                                  "Subordinated Credit Card Note Documents"
                          shall mean the Indenture dated as of September 1, 1994 between the Receivables Borrower and Bankers Trust Company, as Trustee, and the Notes (as defined therein) issued pursuant thereto.

                          (j)     add the following paragraph at the end of
                Article 1:

                                  Each reference in this Agreement and any
                          other Loan Document (a) to "the Borrower" or "Carter Hawley Hale Stores, Inc." shall mean, and be deemed a reference to, Broadway Stores, Inc., a Delaware corporation formerly known as Carter Hawley Hale Stores, Inc. and (b) to "the Receivables Borrower" or "CHH Receivables, Inc." shall mean, and be deemed a reference to, Broadway Receivables, Inc., a Delaware corporation formerly known as CHH Receivables, Inc.

                          1.3     Amendments to Article 2.  Article 2 of the
                            Credit Agreement is hereby amended to:

                          (a)     amend and restate the first sentence of
                Section 2.2 to read in its entirety as follows:

                          Each Lender agrees, subject to the terms and conditions hereinafter set forth, to incur (in the case of GE Capital) or participate in (in the case of each other Lender) Letter of Credit Obligations in respect of the issuance of Letters of Credit supporting Indebtedness of the Borrower incurred in the ordinary course of the Borrower's business for insurance premiums, employee benefit plans, inventory purchase obligations, utility and other operating expenses and other general corporate purposes as the Borrower shall request by written notice to the Agent which is received by the Agent not less than two Business Days prior to the proposed issuance of such Letter of Credit; provided, however, that the aggregate amount of all Letter of Credit Obligations at any one time outstanding (whether or not then due and payable) shall not exceed the lesser of (i) $75,000,000 and (ii) the Borrowing Baseless the aggregate amount of all Advances then outstanding; provided, further, however, that no such Letter of Credit shall have an expiry date which is later than the earlier of (i) 365 days following the date of issuance thereof and (ii) 54 months after the Funding Date.

                          (b) amend and restate Section 2.4 in its entirety to read as follows:

                                  2.4 Use of Proceeds. The Borrower shall use the proceeds of the Advances for working capital needs and other general corporate purposes.

                          (c)     amend and restate the first sentence of
                Section 2.6(a) in its entirety to read as follows:

                          Subject to the following sentence, the Borrower shall be obligated to pay interest on the unpaid principal amount of the Advances owing to each Lender from the Funding Date until the Loan is paid in full at a rate per annum equal to the sum of (i) either (A) for interest payable on or before February 10, 1995, 1.50% or (B) for interest payable after February 10, 1995, the Applicable Margin plus (ii) the Index Rate (expressed as a percentage) in effect from time to time payable monthly in arrears, due on the tenth day of each calendar month (each, an Interest Payment Date") for the immediately preceding calendar month, commencing on November 10, 1992, and on the date the Loan shall be repaid in full.

                          1.4 Amendments to Article 5. Article 5 of the Credit Agreement is hereby amended to delete the word "and" immediately preceding clause (B) of Section 5.1(a) and add the following immediately preceding theproviso (as added by the Third Amendment and amended by the Fourth Amendment) at the end of Section 5.1(a):

                          and (C) for each Fiscal Month ending after January 1, 1995, a certificate of the chief financial officer of the Borrower, in form acceptable to the Agent, setting forth in reasonable detail the calculation of Fixed Charge Coverage as of the last day of the immediately preceding Fiscal Month

                          1.5 Amendments to Article 6. Article 6 of the Credit Agreement is hereby amended by adding the following at the end of Section 6.17 thereof:

                          The Borrower further agrees to furnish to the Agent
                          (i) on or before September 30, 1994, written confirmation that Schedules 4.2, 4.3, 4.10, 4.14, 4.22, 4.23 and 12.8 are accurate and complete as of the Seventh Amendment Effective Date (together with, if applicable, any amendments required to make those Schedules accurate and complete) and (ii) on or before October 14, 1994, (A) certificates representing the Pledged Shares referred to in the Pledge and Security Agreement, reissued to reflect the new corporate name of the Borrower or the Receivables Borrower, as the case may be, (B) the original executed copy of the Pledged Instrument referred to in the Pledge and Security Agreement, reissued to reflect the new corporate name of the Borrower and the Receivables Borrower and (C) written acknowledgements from each Blocked Deposit Bank that the Borrower has changed the corporate name in which it maintains Blocked Deposit Accounts at the bank to reflect its new name and that the Blocked Deposit Agreements with respect to the accounts remain in full force and effect.

                          1.6 Amendments to Article 7. Article 7 of the Credit Agreement is hereby amended to:

                          (a) amend and restate Section 7.1 in its entirety to read as set forth in Annex A hereto.

                          (b) amend and restate clause (h) of Section 7.14 in its entirety to read as follows:

                                  (h)      Indebtedness of the Receivables
                          Borrower incurred pursuant to the Accounts Receivable Facility and the Subordinated Credit Card Note Documents;

                          (c) amend Section 7.16 by adding at the end thereof the following sentence:

                          The Borrower shall not, and shall not permit the Receivables Borrower to, consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Subordinated Credit Card Note Documents.

                          1.7 Amendments to Article 9. Article 9 of the Credit Agreement is hereby amended to add the following at the end of
         Section 9.1:

                                  (p) Any "Event of Default" under (and as defined in) either the Receivables-Backed Credit Agreement referred to in clauses (b) and (ii) of the definition of "Accounts Receivable Facility" or the Subordinated Credit Card Note Documents (in each case, as in effect on the Seventh Amendment Effective Date and without giving effect to any amendment, waiver or modification thereof) shall have occurred.

                                  (q)      Any Early Amortization Event under
                          (and as defined in) the Amended and Restated
                          Assignment and Security Agreement (as in effect on the Seventh Amendment Effective Date and without giving effect to any amendment, waiver or modification thereof) referred to in clause (iv) of the definition of "Accounts Receivable Facility" shall have occurred.

                 2.       Amendments to the Note.  The third paragraph of the
Note is hereby amended and restated in its entirety to read as follows:

                                  The principal amount of the Indebtedness from
                          time to time evidenced hereby shall be payable in the manner specified in the Credit Agreement and, if not sooner paid in full, on October 8, 1996.

                 3. Effective Date. This Amendment shall become effective upon the date (the "Effective Date") on or before September 15, 1994 on which all of the following conditions have been simultaneously satisfied:

                          (a)     The Agent has received each of the following:

                                  (i)  counterparts hereof signed by the
                 Borrower, the Lenders and the Agent;

                                  (ii)  payment in the amount of $843,750 in
                 same day funds for the account of the Lenders in accordance with their respective Percentages;

                                  (iii)  certified copies of the amendments to
                 the Accounts Receivable Facility referred to in Section 1.2(a) of this Amendment (other than Amendment No. 1 to
                 Receivables-Backed Credit Agreement), each in form and substance satisfactory to the Required Lenders, which certificate shall confirm that all conditions to the effectiveness of the amendments have been satisfied or waived and that the amendments are in full force and effect;

                                  (iv)  a certified copy of the Indenture
                 referred to in the definition of "Subordinated Credit Card Note Documents", which Indenture shall be satisfactory in form and substance to the Required Lenders and which certificate shall confirm that all conditions to the effectiveness of the Indenture shall have been satisfied, that the Notes (as defined in the Indenture) shall have been issued and that the Receivables Borrower shall have received at least

                 $60,000,000 in net cash proceeds from the issuance thereof;

                                  (iv)  acknowledgement copies (or other
                 suitable evidence of filing) of proper financing statements (Form UCC- 1) duly filed under the UCC of each jurisdiction as may be necessary or desirable to maintain the perfection of the Liens and security interests created by the Pledge and Security Agreement and the Trademark Security Agreement;

                                  (v) a certificate, dated the Effective Date, of the Secretary or any Assistant Secretary of the Borrower as to resolutions of the Board of Directors of the Borrower authorizing this Amendment and the transactions contemplated thereby, which certificate shall certify that the resolutions have not been amended and remain in full force and effect, together with a certificate as to the incumbency and signatures of each officer of the Borrower executing this Amendment or any of the Loan Documents delivered in connection therewith and a certificate as to the matters set forth in Sections 3(d) and 3(e) of this Amendment; and

                                  (vi)  opinions, dated the Effective Date and
                 addressed to the Agent and each Lender, of Marc Bercoon, general counsel of the Borrower, and of Skadden, Arps, Slate, Meagher & Flom, counsel to the Borrower, each in form and substance satisfactory to the Agent.

                          (b) The Borrower, the Receivables Borrower and each other party to the Accounts Receivable Facility shall have executed and delivered the amendments to the Accounts Receivable Facility referred to in Section 1.2(a) of this Amendment, each of which shall be in form and substance satisfactory to the Required Lenders (and all conditions to the effectiveness of the amendments shall have been satisfied).

                          (c)     The Agent (as defined in the
         Receivables-Backed Credit Agreement referred to in the definition of "Accounts Receivable Facility") shall have received at least $60,000,000 in net cash proceeds (after deducting all fees and expenses, including, without limitation, underwriting and brokerage commissions, fees and discounts) pursuant to the issuance of the notes under the Subordinated Credit Card Note Documents and the contemporaneous sale of Accounts to the Receivables Borrower under the Accounts Receivable Facility.

                          (d) After giving effect to this Amendment, no Default or Event of Default has occurred or is continuing.

                          (e) The representations and warranties contained in Article 4 of the Credit Agreement (other than representations and warranties which expressly speak as of a different date) are true, correct and complete in all material respects, except that such representations and warranties need not be true, correct and complete to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement.

                 4. Representations and Warranties. The Borrower hereby represents and warrants that, as of the date hereof and as of the Effective Date, after giving effect to this Amendment:

                          (a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action;

                          (b) No Default or Event of Default has occurred or is continuing; and

                          (c) The representations and warranties of the Borrower contained in Article 4 of the Credit Agreement and any other Loan Document (other than representations and warranties which expressly speak as of a different date) are true, correct and complete in all material respects, except that such representations and warranties need not be true, correct and complete to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement.

                 5. Limitation on Amendment. This Amendment shall be limited solely to the matters expressly set forth herein and shall not (i) constitute a waiver or amendment of any other term or condition of the Credit Agreement, or of any instruments or agreements referred to therein, (ii) prejudice any right or rights which the Agent or any of the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any instruments or agreements referred to therein, or (iii) require the Lenders to agree to a similar waiver or amendment or grant a similar waiver or amendment for a similar transaction or on a future occasion. Except to the extent specifically waived herein, the provisions of the Credit Agreement shall not be amended, modified, impaired or otherwise affected hereby, and the Credit Agreement and all of the Obligations are hereby confirmed in full force and effect.

                 6. Miscellaneous. This Amendment is a Loan Document and, together with the Credit Agreement and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

                 7. Governing Law. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

                 8. Counterparts. This Amendment may be executed in any number of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

                 WITNESS the due execution hereof as of the date first above written.

                                          BROADWAY STORES, INC., as the Borrower



                                          By: __________________________________
                                              Title:


                                          GENERAL ELECTRIC CAPITAL CORPORATION,
                                          as Agent and as the Lender



                                          By: __________________________________
                                              Title:

                                                   ANNEX A TO SEVENTH AMENDMENT

7.1      Financial Covenants.

                 (a) Consolidated EBITDA. The Borrower will not permit aggregated Consolidated EBITDA for the Fiscal Months which are substantially coextensive with any period set forth below to be less than the amount set forth below opposite such period (except that any amount set forth below in parentheses shall be the maximum amount of permitted Consolidated EBITDA deficit for the period of Fiscal Months set forth opposite such amount):

                   Period                             Amount
                   ------                             ------
         February 1994                             ($20,100,000)
         February 1994 - March 1994                 $16,300,000)
         February 1994 - April 1994                ($13,300,000)
         February 1994 - May 1994                   ($6,300,000)
         February 1994 - June 1994                   $3,200,000
         February 1994 - July 1994                   $3,500,000
         February 1994 - August 1994                 $5,300,000
         February 1994 - September 1994              $9,600,000
         February 1994 - October 1994               $12,800,000
         February 1994 - November 1994              $22,000,000
         February 1994 - December 1994              $78,100,000
         February 1994 - January 1995               $73,200,000
         March 1994 - February 1995                 $78,800,000
         April 1994 - March 1995                    $82,000,000
         May 1994 - April 1995                      $85,600,000
         June 1994 - May 1995                       $88,800,000
         July 1994 - June 1995                      $92,600,000
         August 1994 - July 1995                    $96,600,000
         September 1994 - August 1995              $100,500,000
         October 1994 - September 1995             $104,000,000
         November 1994 - October 1995              $107,300,000
         December 1994 - November 1995             $111,400,000
         January 1995 - December 1995              $117,300,000
         February 1995 - January 1996              $120,600,000
         March 1995 - February 1996                $120,600,000
         April 1995 - March 1996                   $120,600,000
         May 1995 - April 1996                     $120,600,000
         June 1995 - May 1996                      $120,600,000
         July 1995 - June 1996                     $120,600,000
         August 1995 - July 1996                   $120,600,000
         September 1995 - August 1996              $120,600,000
         October 1995 - September 1996             $120,600,000

                 (b) Consolidated Net Cash Flow. The Borrower will not permit Consolidated Net Cash Flow for the Fiscal Months which are substantially coextensive with any period set forth below to be less that the amount set forth below opposite such period (except that any amount set forth below in parentheses shall be the maximum amount of permitted Consolidated Net Cash Flow deficit for the period of Fiscal Months set forth opposite such amount):

                  Period                            Amount
                  ------                            ------
         February 1994                           ($27,800,000)
         February 1994 - March 1994              ($32,100,000)
         February 1994 - April 1994              ($36,100,000)
         February 1994 - May 1994                ($35,700,000)
         February 1994 - June 1994               ($33,600,000)
         February 1994 - July 1994               ($40,200,000)
         February 1994 - August 1994             ($44,800,000)
         February 1994 - September 1994          ($47,900,000)
         February 1994 - October 1994            ($51,100,000)
         February 1994 - November 1994           ($48,200,000)
         February 1994 - December 1994               $800,000
         February 1994 - January 1995            ($10,400,000)
         February 1994 - February 1995           ($29,600,000)
         February 1994 - March 1995              ($28,300,000)
         February 1994 - April 1995              ($26,500,000)
         February 1994 - May 1995                ($21,000,000)
         February 1994 - June 1995               ($13,000,000)
         February 1994 - July 1995               ($13,200,000)
         February 1994 - August 1995             ($12,000,000)
         February 1994 - September 1995           ($9,700,000)
         February 1994 - October 1995            ($10,400,000)
         February 1994 - November 1995            ($5,200,000)
         February 1994 - December 1995            $47,700,000
         February 1994 - January 1996             $38,300,000
         February 1994 - February 1996            $28,300,000
         February 1994 - March 1996               $35,100,000
         February 1994 - April 1996               $52,400,000
         February 1994 - May 1996                 $68,400,000
         February 1994 - June 1996               $106,900,000
         February 1994 - July 1996               $132,200,000
         February 1994 - August 1996             $143,900,000
         February 1994 - September 1996          $144,200,000

                 (c) Consolidated Net Inventory Ratio. The Borrower will not permit the Consolidated Net Inventory Ratio on the last day of any two consecutive Fiscal Months set forth below to exceed the percentages set forth below opposite such Fiscal Months:

                 Fiscal Month                   Percentage
                 ------------                   ----------
                 June 1993                         90.0%
                 July 1993                         87.0%
                 August 1993                       81.7%
                 September 1993                    82.0%
                 October 1993                      75.2%
                 November 1993                     73.9%
                 December 1993                     81.4%
                 January 1994                      86.6%
                 February 1994                     82.8%
                 March 1994                        87.1%

                 April 1994                        87.2%
                 May 1994                          82.3%
                 June 1994                         89.8%
                 July 1994                         87.1%
                 August 1994                       81.9%
                 September 1994                    81.9%
                 October 1994                      77.1%
                 November 1994                     73.3%
                 December 1994                     81.7%
                 January 1995                      85.8%
                 February 1995                     83.1%
                 March 1995                        87.1%
                 April 1995                        87.0%
                 May 1995                          82.7%
                 June 1995                         89.8%
                 July 1995                         86.5%
                 August 1995                       78.9%
                 September 1995                    80.1%
                 October 1995                      76.9%
                 November 1995                     73.3%
                 December 1995                     81.7%
                 January 1996                      85.8%
                 February 1996                     83.1%
                 March 1996                        87.1%
                 April 1996                        87.0%
                 May 1996                          82.7%
                 June 1996                         89.8%
                 July 1995                         86.5%
                 August 1996                       78.9%
                 September 1996                    80.1%

                 (d) Consolidated Maximum/Minimum Inventory Balance. The Borrower will not permit the aggregate amount of all inventory of the Borrower and its Subsidiaries (determined on the lower of a first-in, first-out or market basis) on the last day of any two consecutive Fiscal Months set forth below to exceed the maximum amount, or to be less than the minimum amount, set forth below opposite such Fiscal Months:

         Fiscal Month             Maximum Amount            Minimum Amount
         ------------             --------------            --------------
         February 1994            $436,900,000              $386,900,000
         March 1994               $417,400,000              $367,400,000
         April 1994               $415,000,000              $365,000,000
         May 1994                 $433,300,000              $383,300,000
         June 1994                $400,800,000              $350,800,000
         July 1994                $404,000,000              $354,000,000
         August 1994              $483,100,000              $433,100,000
         September 1994           $500,000,000              $450,000,000
         October 1994             $554,100,000              $504,100,000
         November 1994            $609,600,000              $559,600,000
         December 1994            $468,500,000              $418,500,000
         January 1995             $464,500,000              $414,500,000

         February 1995            $502,300,000         $452,300,000
         March 1995               $471,800,000         $421,800,000
         April 1995               $467,500,000         $417,500,000
         May 1995                 $484,300,000         $434,300,000
         June 1995                $440,600,000         $390,600,000
         July 1995                $440,600,000         $390,600,000
         August 1995              $490,600,000         $440,600,000
         September 1995           $489,900,000         $439,900,000
         October 1995             $529,000,000         $479,000,000
         November 1995            $591,800,000         $541,800,000
         December 1995            $439,700,000         $389,700,000
         January 1996             $440,700,000         $390,700,000
         February 1996            $502,300,000         $452,300,000
         March 1996               $471,800,000         $421,800,000
         April 1996               $467,500,000         $417,500,000
         May 1996                 $484,300,000         $434,300,000
         June 1996                $440,600,000         $390,600,000
         July 1996                $440,600,000         $390,600,000
         August 1996              $490,600,000         $440,600,000
         September 1996           $489,900,000         $439,900,000

                 (e) Consolidated Capital Expenditures. The Borrower will not permit the aggregate amount of all Capital Expenditures of the Borrower and its Subsidiaries to exceed, during any period set forth below, the amount set forth below opposite such period:

                          Period (Fiscal Months)
                          ----------------------
                 From             Through (and including)      Amount
                 ----             -----------------------      ------
                 February 1994    January 1995              $110,000,000
                 February 1995    January 1996              $106,000,000
                 February 1996    September 1996            $ 62,000,000;

provided, however, that the aggregate amount of Capital Expenditures otherwise permitted pursuant to this Section 7.1(e) during the period from the February 1996 through and including the September 1996 Fiscal Months shall be increased
(i) by an amount equal to the lesser of $20,000,000 or the unused portion of the allowance for Capital Expenditures for the period from February 1994 through January 1996 and (ii) by an amount equal to the lesser of $16,000,000 or 75% of the excess, if any, of Consolidated EBITDA as of the end of any Fiscal Month after February 1994 through January 1996 over the Consolidated EBITDA required to be achieved by the Borrower pursuant to Section 7.1(a) hereof as of the end of such Fiscal Month. Notwithstanding anything to the contrary set forth in this Section 7.1(e), in no event shall the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries exceed $25,000,000 during any Fiscal Month.